Exhibit 10.4(c)

RESOURCE CAPITAL CORP.
2007 OMNIBUS EQUITY COMPENSATION PLAN
STOCK AWARD AGREEMENT

THIS AGREEMENT, dated the day of (the “Date of Grant”), between Resource Capital Corp., a Maryland corporation (the “Company”) and (“Grantee”), is made pursuant and subject to the provisions of the Company’s (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.
1.Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee a Stock Award covering shares.

2.Vesting. The shares of Common Stock subject to this Stock Award shall vest as follows:

(a)Subject to such further limitations as are provided herein, the Stock Award shall vest on the following dates:

Date	Shares Vesting

If the vesting schedule described above results in the vesting of a fractional share of Common Stock, such fractional share shall not be deemed vested pursuant to the vesting schedule but shall vest when such fractional share and other fractional shares that would have become vested aggregate whole shares of Common Stock.

(b)From and after the Date of Grant through the date on which the Stock Award becomes fully vested pursuant to subparagraph (a) above, the unvested portion of the Stock Award remains subject to forfeiture in accordance with the terms of Section 3. Such period shall be known herein as the “Restricted Period.”

(c)In accordance with the Plan, shares of Common Stock subject to this Stock Award that have not previously vested shall become immediately vested on the Control Change Date.

(d)Shares of Common Stock subject to this Stock Award that do not vest in accordance with this paragraph shall be forfeited.

3.Forfeiture.

(a)Except as set forth in the last sentence of this section 3(a), upon the termination of the Grantee’s Employment, as defined below, during the Restricted Period, the Stock Award, to the extent not previously vested, shall immediately terminate and become null and void, except in a case where the termination of the Grantee’s Employment is by reason of death or an illness or injury that (i) lasts at least 6 months, (ii) is expected to be permanent, and (iii) renders the Grantee unable to carry out his or her Employment duties (collectively, a “Disability”). “Employment” means employment by the Grantee as an officer or employee of the Company, Resource America, the Manager or any of their affiliates, as defined in the Plan, or by a consultant or joint venture partner who performs services for the Company or the Manager in furtherance of the Company’s business. Notwithstanding the forgoing, to the extent that restricted stock or stock options of Resource America would vest upon a termination of Grantee’s Employment pursuant to an employment agreement between Employee and Resource America, then the Stock Award shall also vest; for the avoidance of doubt, it is intended that if this grant and an employment agreement between Employee and Resource America shall conflict, then the employment agreement shall govern with shares pursuant to the Stock Award vesting at the same time and in the same manner as shares or options of Resource America thereunder.

(b)Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any of its affiliates, (ii) breach any covenant not to compete, or employment contract, with the Company or any of its affiliates, or (iii) engage in conduct that would warrant the Grantee’s discharge from Employment for cause, the unvested portion of the Stock Award shall immediately terminate and become null and void.

4.Custody of Certificates. The Company and/or the Plan Administrator shall retain custody of the certificates evidencing the shares of Common Stock subject to this Stock Award until the shares have become vested under paragraph 2. The Company shall deliver the certificates evidencing the shares of Common Stock subject to this Stock Award promptly after the shares have become vested in accordance with paragraph 2. With respect to any shares of Common Stock subject to this Stock Award that are forfeited in accordance with paragraphs 2 and 3, Grantee hereby appoints the Secretary of the Company as its attorney to transfer any such forfeited shares on the books of the Company with full power of substitution in the premises. The Secretary of the Company shall use the authority granted under the preceding sentence to cancel any shares of Common Stock that are forfeited under paragraphs 2 and 3.

5.Shareholder Rights. Subject to the provisions of the Plan and this Agreement, the holder thereof shall have all the rights of a shareholder of the Company with respect to the shares of Common Stock subject to this Stock Award, including the right to vote such shares and receive dividends thereon, from the Date of Grant.

6.Transferability. The shares of Common Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2. After such Stock Award vests in accordance with paragraph 2, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

7.Change in Capital Structure. The terms of this Agreement, including the number of shares of Common Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

9.Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

10.Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 5 and the successors of the Company.

11.Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

RESOURCE CAPITAL CORP.                Attest:

By:___________________________________        By: ________________________

Name:	Name:

Title:	Title

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:______________________________________

_________________________________________
Date